CERTIFICATE OF INCORPORATION

                                  OF

                     CHIPS AND TECHNOLOGIES, INC.



      FIRST:    The name of the Corporation is Chips and Technologies, Inc.
(hereinafter sometimes referred to as the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:
     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty million (40,000,000), consisting of:

           (1) Five million (5,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

           (2) thirty-five million (35,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

      B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

      FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

      C. After the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such action is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

      SIXTH:

      A. The number of directors shall initially be three and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

      B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

      SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-laws of the Corporation. Any adoption, amendment or repeal of By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the By-laws of the Corporation.

      EIGHTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      NINTH: The Board of Directors of the Corporation (the "Board"), when evaluating any offer of another party, (a) to make a tender or exchange offer for any Voting Stock of the Corporation (as defined in Article SIXTH) or (b) to effect any merger, consolidation, or sale of all or substantially all of the assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board determines to be relevant, including, without limitation:

     (i)   the interests of the Corporation's stockholders;

     (ii)  whether the proposed transaction might violate federal or state laws;

     (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

      (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

      In connection with any such evaluation, the Board is authorized to conduct such investigations and to engage in such legal proceedings as the Board may determine.

      TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article ELEVENTH, Article FIFTH, Article SEVENTH, Article EIGHTH or Article NINTH.

      ELEVENTH:     The name and mailing address of the sole incorporator are as follows:

      Name                            Mailing Address

      Marta L. Morando                400 Hamilton Avenue
                                      Palo Alto, California 94301

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 25th day of July 1986.


                                                  ______________________________
                                                  Marta L. Morando

                     CHIPS AND TECHNOLOGIES, INC.,

                        A DELAWARE CORPORATION

                                BY-LAWS


                               ARTICLE I
                             STOCKHOLDERS

    Section 1. Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

    Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by either the Board of Directors or by the holders of not less than twenty percent (20%) of all of the shares entitled to cast votes at the meeting and shall be held at such place, on such date, and at such time as they shall fix, provided, however, that such special meeting date shall not be earlier than sixty (60) days after the date on which such meeting was called, unless the Board of Directors agrees on an earlier date. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

    Section 3. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

      When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

    Section 4. Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

      If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

      If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

    Section 5. Conduct of the Stockholders' Meeting. At every meeting of the stockholders, the Chairman, if there is such an officer, or if not, the President of the Corporation, or in his absence the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the Corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the Stockholders' Meeting is restricted to stockholders of record, persons authorized in accordance with Section 8 of these By-Laws to act by proxy, and officers of the corporation.

    Section 6. Conduct of Business. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance.

      The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6 and
Section 7, below. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6 and
Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    Section 7. Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or
(c) if an annual meeting, properly brought before the meeting by a stockholder and (d) if a special meeting, if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders and such business is properly brought before the meeting by a stockholder.

      For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

      A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Stockholder resolutions shall be no more than five hundred (500) words in length.

      No resolution shall be put before the stockholders:

      (a) which is not a proper subject for action by stockholders under Delaware law;

      (b)  which is obstructive, frivolous, dilatory or repugnant to good taste;

      (c)  which contains any false or misleading statements;

      (d) which relates to the redress of a personal claim or grievance against the Corporation or any other person, or if it is designated to result in a benefit or interest that is not shared by the stockholders at large;

      (e) which relates to operations which account for less than five percent of the Corporation's total assets at the end of its most recent fiscal year, and for less than five percent of its net earnings and gross sales for its most recent fiscal year, and is not otherwise significantly related to the corporation's business;

      (f) which deals with a matter beyond the Corporation's power to effectuate;

      (g) which deals with a matter relating to conduct of the ordinary business operations of the Corporation;

      (h) which is counter to or substantially duplicative of a proposal to be submitted by the Corporation at the meeting;

      (i) if the proposal deals with substantially the same subject matter as a prior proposal submitted to stockholders in the Corporation's proxy statement and a form of proxy related to any annual or special meeting of stockholders held within the preceding five calendar years, it may be omitted from the agenda of any meeting of stockholders held within three calendar years after the latest such submission, provided that:

           (i) if the proposal was submitted at only one meeting during such preceding period, it received less than five percent of the total number of votes cast in regard thereto; or

           (ii) if the proposal was submitted at only two meetings during such preceding period, it received at the time of its second submission less than eight percent of the total number of votes cast in regard thereto; or

           (iii)if the prior proposal was submitted at three or more meetings during such preceding period, it received at the time of its latest submission less than ten percent of the total number of votes cast in regard thereto.

      Section 8.Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. No stockholder may authorize more than one proxy for his shares.

      Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

      All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

      All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

    Section 9. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

      The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                              ARTICLE II
                          BOARD OF DIRECTORS

    Section 1.  Number and Term of Office.

      A. The number of directors shall initially be four and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

      B. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1992 annual meeting of stockholders, the term of office of the second class to expire at the 1991 annual meeting of stockholders and the term of office of the third class to expire at the 1990 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

      C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of stockholders) may be filled only by a quorum, and directors so chosen shall hold office for a term expire at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

    Section 2. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the shareholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    Section 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the shareholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting. Directors so chosen shall hold office until the next annual meeting of stockholders.

    Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

    Section 5. Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not fewer than five (5) days before the meeting or by telegraphing or personally delivering the same not fewer than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

    Section 6. Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

    Section 7. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

    Section 8. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

    Section 9. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

           (1)  To declare dividends from time to time in accordance with law;

           (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

           (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

           (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

           (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

           (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

           (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

           (8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the Corporation's business and affairs.

    Section 10. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

    Section 11. Nomination of Director Candidates. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than ninety (90) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

      In the event that a person is validly designated as a nominee in accordance with this Section 11 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 11 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

      If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 11, such nomination shall be void; provided, however, that nothing in this Section 11 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.


                              ARTICLE III
                              COMMITTEES

    Section 1. Committees of the Board of Directors. The Board of Directors, by a vote a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

    Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                              ARTICLE IV
                               OFFICERS

    Section 1. Generally. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person.

    Section 2. President. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

    Section 3. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

    Section 4. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

    Section 5. Secretary. The secretary shall issue all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

    Section 6. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

    Section 7. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

    Section 8. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                               ARTICLE V
                                 STOCK

    Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

    Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

    Section 3. Record Date. The Board of Directors may fix a record date, which shall not be more than sixty nor fewer than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

    Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

    Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                              ARTICLE VI
                                NOTICES

      Section 1.Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram.

    Section 2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                              ARTICLE VII
                             MISCELLANEOUS

    Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

    Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

    Section 3. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

    Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

    Section 5. Time Periods. In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                             ARTICLE VIII
               INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this by-law or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

    Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VIII is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

    Section 3. Non-Exclusivity of Rights. The rights conferred on any person in Sections 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 4. Indemnification Contracts. The board of directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the board of directors so determinates, greater than, those provided for in this Article VIII.

    Section 5. Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    Section 6. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.


                              ARTICLE IX
                              AMENDMENTS

      The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by these By-Laws, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the By-Laws of the Corporation.

                       CERTIFICATE OF SECRETARY

      I hereby certify:

      That I am the duly elected and acting Secretary of Chips and Technologies, Inc., a Delaware corporation; and

      That the foregoing By-Laws comprising thirty (30) pages, constitute the original By-Laws of said corporation as duly adopted by the unanimous written consent of the directors of the corporation.

      IN WITNESS WHEREOF, I have hereunder subscribed my name and affixed the seal of said corporation this 11th day of September, 1986.


                                      -------------------------
                                      Gary P. Martin, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CHIPS AND TECHNOLOGIES, INC.
                            (A Delaware Corporation)


Chips  and  Technologies,   Inc.,  organized  and  existing  under  the  General
Corporation Law of the state of Delaware (the "Corporation"), does hereby certify:

      FIRST: The Corporation has not received any payment for any of its stock.

      SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by a majority of the Corporation's Board of Directors was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the state of
      Delaware:

      "RESOLVED, that the Certificate of Incorporation of the corporation be amended by striking the currently effective Certificate of Incorporation in its entirety and replacing it with the Restated Certificate of Incorporation attached hereto as Exhibit A."

      IN  WITNESS  WHEREOF,  Chips  and  Technologies,   Inc.  has  caused  this
Certificate to be signed and attested by its duly authorized officers on this 11th day of September, 1986.

                                      CHIPS AND TECHNOLOGIES, INC.
                                      A Delaware Corporation


                                      By:______________________________
                                          Gordon A. Campbell, President

ATTEST:


By:_____________________________
       Gary P. Martin, Secretary

                                AMENDED
                     CERTIFICATE OF INCORPORATION
                                  OF
                     CHIPS AND TECHNOLOGIES, INC.


      FIRST: The name of the Corporation is Chips and Technologies, Inc. (hereinafter sometimes referred to as the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH:

           A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty million (40,000,000), consisting of:

                (1) five million (5,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                (2) thirty-five million (35,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

           B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

      FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

           A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

           B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

           C. After the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such action is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

           D. Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than twenty percent (20%) of all of the shares entitled to cast votes at the meeting.

      SIXTH:

           A. The number of directors shall initially be three and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

           B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

           C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by the stockholders as provided in Article Sixth, Section A above or by a majority of the directors then in office, though less than a quorum. Directors so chosen shall hold office until the next annual meeting of stockholders.

      SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-laws of the Corporation. Any adoption, amendment or repeal of By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the By-laws of the Corporation.

      EIGHTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      NINTH: The Board of Directors of the Corporation (the "Board"), when evaluating any offer of another party, (a) to make a tender or exchange offer for any Voting Stock of the Corporation (as defined in Article SIXTH) or (b) to effect any merger, consolidation, or sale of all or substantially all of the assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board determines to be relevant, including, without limitation:

          (i)  the interests of the Corporation's stockholders;

          (ii) whether the proposed transaction might violate federal or state laws;

          (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

         (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

      In connection with any such evaluation, the Board is authorized to conduct such investigations and to engage in such legal proceedings as the Board may determine.

      TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article TENTH, Article FIFTH, Article SEVENTH, Article EIGHTH or Article NINTH.

      ELEVENTH: The name and mailing address of the incorporator is

           Marta L. Morando, 400 Hamilton Avenue, Palo Alto, California 94301.

                          CERTIFICATE OF DESIGNATIONS,

                             PREFERENCES AND RIGHTS

                     SERIES A AND SERIES B PREFERRED STOCK

                                       OF

                          CHIPS AND TECHNOLOGIES, INC.


      Gordon A. Campbell and Gary P. Martin do hereby certify that:

      1. They are the duly elected and acting President and Secretary, respectively, of Chips and Technologies, Inc., a Delaware corporation.

      2. Pursuant to authority given by said corporation's Certificate of Incorporation, the Board of Directors of said corporation has duly adopted the following recitals and resolutions:

      WHEREAS, the Certificate of Incorporation of this corporation provides for a class of its authorized shares known as Preferred Stock, comprising 5,000,000 shares issuable from time to time in one or more series; and

      WHEREAS, the Board of Directors of this corporation is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rate, conversion rights, voting rights, redemption, and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and

      WHEREAS, this corporation has not heretofore issued any of such Preferred Stock, and it is the desire of the Board of Directors of this corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to such series of said Preferred Stock and the number of shares constituting and the designation of two of such series;

      NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of 2,660,577 of the corporation's Preferred Stock designated as "Series A Preferred Stock" and 1,500,000 shares of the corporation's Preferred Stock designated as "Series B Preferred Stock" and does hereby fix the rights, privileges, preferences, restrictions and other matters relating to said Series A Preferred Stock and Series B Preferred Stock as follows:

      1. Series A Preferred Stock. The initial series of Preferred Stock shall comprise 2,660,577 shares and shall be designated "Series A Preferred Stock." As used herein, the terms "Preferred Stock" or "preferred stock" without designation shall refer to shares of Series A and Series B Preferred Stock or to shares of any series and the term "Common Stock" shall refer to the corporation's Common Stock.

      The rights, preferences, privileges and restrictions granted to or imposed on the Series A Preferred Stock are as follows:

           (a)  Dividends.

                1. The holders of outstanding Series A Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, distributions (as defined below) at the rate of $0.06 per share of Series A Preferred Stock per annum, before any distribution is paid on the Common Stock. Each share of Preferred Stock shall rank on a parity with every share of Preferred Stock, irrespective of series, with regard to distributions at the respective rates fixed for such series, and no distributions shall be declared or paid or set apart for payment on the Preferred Stock of any series unless at the time of a distribution, a distribution shall also be declared or paid or set apart for payment, as the case may be, on the preferred stock of each other series then outstanding. All such distributions shall be declared pro rata according to the respective dividend rates of each series. The right to all such distributions on the Series A Preferred Stock shall not be cumulative and no right shall accrue to holders of said shares by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest. After distributions shall have been paid to or declared and set apart upon the Preferred Stock, at the respective rate for each series, for any one fiscal year of the corporation, if the Board of Directors elects to declare additional distributions out of any assets legally available therefor, such additional distributions shall be declared on all shares of Preferred Stock and Common Stock, with the amount of such distribution for each share of Preferred Stock equal to the amount of such distribution for one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date fixed for declaration of such distribution.

                2. For purposes of this paragraph (a), unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the corporation (other than redemptions set forth in paragraph (b) below or repurchases of Common Stock held by employees or consultants of the corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the corporation.

           (b)  Redemption.

                1. At any time after October 31, 1990 upon the approval of the Board of Directors, or at such earlier time as may be approved in writing by the holders of at least a majority of the Series A Preferred Stock and the Board of Directors, the corporation may redeem all or a portion, as specified by such approval or in such writing, of the outstanding shares of the Series A Preferred Stock at the redemption price set forth in subparagraph (b)2 below, provided that the corporation shall give written notice (the "Redemption Notice") by mail, postage prepaid, to the holders of the Series A Preferred Stock to be redeemed at least thirty (30) days, but no more than sixty (60) days, prior to the date specified for redemption (the "Redemption Date"). The Redemption Notice shall be addressed to each such stockholder at the address of such holder appearing on the books of the corporation or given by such holder to the corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the corporation is located. The Redemption Notice shall state the Redemption Date, the Redemption Price (as hereinafter defined), the number of shares of Series A Preferred Stock of such holders to be redeemed and the date of termination of the right to convert the shares of Series A Preferred Stock of such holder to Common Stock pursuant to paragraph (e) hereof and shall call upon such holder to surrender to the corporation on the Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each holder of shares of Series A Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the corporation (except that such number of shares shall be reduced by the number of shares which have been converted between the date of notice and date on which the conversion rights terminate as provided in paragraph (e) below) at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, then the corporation shall redeem a pro rata portion from each holder of Series A Preferred Stock according to the respective number of shares of Series A Preferred Stock held by such holder.

                2. The Series A Preferred Stock shall be redeemed at a cash price equal to Sixty-Five Cents ($0.65) per share, together with all declared and unpaid dividends to and including the Redemption Date (the "Redemption Price"); provided, however, that payment of the Redemption Price shall be made only from funds of the corporation legally available therefor.

                3. Ten days prior to the Redemption Date, the corporation shall deposit the Redemption Price of all outstanding shares of Series A Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the Redemption Notice (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series A Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the corporation pursuant to this subparagraph (b)3 for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to paragraph (e) hereof no later than the close of business on the fifth day prior to the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any moneys deposited by the corporation pursuant to this subparagraph (b)3 remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock and payment of any bond requested by the corporation, to receive such monies but without interest from the Redemption Date.

                4. From and after the Redemption Date (unless default shall be made by the corporation in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue) the holders of the shares of the Series A Preferred Stock called for redemption shall cease to have any rights as stockholders of the corporation except the right to receive, without interest, the Redemption Price thereof as provided in subparagraph (b)3 above, and such shares shall not thereafter be transferred (except with the consent of the corporation) on the books of the corporation and shall not be deemed outstanding for any purpose whatsoever.

                5. There shall be no redemption of any shares of Series A Preferred Stock of the corporation where such action would be in violation of applicable law, provided, however, that if at any time funds become legally available for redemption, such funds shall be used to redeem the Series A Preferred Stock.

           (c)  Preference on Liquidation.

                1. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation:

                      (i) The holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the corporation's Common Stock, an amount equal to Sixty-Five Cents ($0.65) per share of Series A Preferred Stock, plus all declared and unpaid dividends thereon to the date fixed for distribution. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of all series of Preferred Stock, including Series A and all other series, the full amounts to which they shall be entitled, the holders of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (ii) After setting apart or paying in full the preferential amounts due the holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive an amount equal to $1.00 per share for each share of Common Stock held by them. If upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Common Stock the full amounts to which they shall be entitled, the holders of the Common Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                     (iii)After setting apart or paying in full the preferential amounts due the holders of the Preferred Stock and Common Stock, the remaining assets of the corporation available for distribution to stockholders, if any, shall be distributed to the holders of Preferred Stock and Common Stock, with the amount of such distribution for each share of Preferred Stock equal to the amount of such distribution for each share of Common Stock (each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets) multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the date fixed for such distribution.

                2. The merger or consolidation of the corporation into or with another corporation or the sale of all or substantially all of the assets of the corporation shall not be deemed to be a liquidation, dissolution or winding up of the corporation as those terms are used in this paragraph (c).

                3. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the corporation shall, within ten
(10) days after the date the Board of Directors  approves such action, or twenty
(20) days prior to any stockholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series A Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the corporation shall promptly give written notice to each holder of shares of Series A Preferred Stock of such material change.

                4. The corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten
(10) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 10-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series A Preferred Stock.

                5. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation which will involve the distribution of assets other than cash, the corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to the valuation of securities, the corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the corporation's outstanding Series A Preferred Stock). The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A Preferred Stock of the appraiser's valuation.

           (d) Voting. Except as otherwise required by law or by the certificate of incorporation of the corporation, the shares of Series A Preferred Stock shall be voted equally with the shares of the corporation's Common Stock at any annual or special meeting of stockholders of the corporation, or may act by written consent in the same manner as the corporation's Common Stock, upon the following basis: each holder of shares of Series A Preferred Stock shall be entitled to such number of votes for the Series A Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the corporation's Common Stock into which his shares of Series A Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

           (e) Conversion Rights. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or before the fifth day prior to a Redemption Date established pursuant to the terms of paragraph (b) hereof (the "Conversion Period") into fully paid and non-assessable shares of Common Stock of the corporation. Each share shall automatically be converted into fully paid and non-assessable shares of Common Stock of the corporation at any time during the Conversion Period immediately upon the closing of a sale of the corporation's Common Stock with an aggregate offering price of at least Five Million Dollars ($5,000,000) and an offering price per share of at least Five Dollars ($5.00), as adjusted by any stock split, stock dividend or other recapitalization of the outstanding shares of Common Stock, in an underwritten registered public offering. Each share of Series A Preferred Stock shall be valued at Sixty-Five Cents ($0.65) for purposes of such optional or automatic conversion, notwithstanding any accrued but unpaid dividends. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing the value thereof ($0.65) by the Conversion Price determined as hereinafter provided in effect at the time of the conversion.

                1. The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred Stock shall be $0.65 subject to adjustment as provided in paragraph
(f) hereof.

                2. The holder of any shares of Series A Preferred Stock may exercise the conversion rights during the Conversion Period as to such shares or any part thereof by delivering to the corporation during regular business hours, at the office of any transfer agent of the corporation for the Series A Preferred Stock, or at the principal office of the corporation or at such other place as may be designated by the corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the corporation shall issue and deliver to, or upon the written order of (subject to any restrictions in any agreement between the holder and the corporation), such holder, at such office or other place designated by the corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph (e)3 below. The holder shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the corporation are closed on the date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to, or upon the written order of (subject to any restrictions in any agreement between the holder and the corporation), the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered. If the conversion is in connection with an underwritten offering, such conversion will not be deemed to have occurred until immediately prior to the closing of such sale of securities.

                3. No fractional shares of Common Stock or script shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest, the value of which shall be determined in good faith by the Board of Directors of the corporation.

                4. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                5. The corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred Stock from time to time outstanding. The corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of convertible Series A Preferred Stock at the time outstanding.

                6. All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will upon issuance by the corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

                7. All certificates of the Series A Preferred Stock surrendered for conversion shall be appropriately cancelled on the books of the corporation.

           (f)  Adjustment of Conversion Prices.

                1. In case the corporation shall at any time split or subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Conversion Price in effect immediately prior to such split or subdivision or the issuance of such dividend shall be proportionately decreased, and in case the corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

                2. In case of any capital reorganization or any reclassification of the capital stock of the corporation or in case of the consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the

Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                3.    In case:

                      (i) the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                      (ii) the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                      (iii) of any capital reorganization of the corporation, reclassification of the capital stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the corporation with or into another corporation or conveyance of all or substantially all of the assets of the corporation to another corporation;

then, and in any such case, the corporation shall cause to be mailed to the transfer agent for the Series A Preferred Stock, and to the holders of record of the outstanding Series A Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger or conveyance is to take place and the date, if any, is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger or conveyance.

                4. If the corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subparagraph (f)4) be adjusted to a price equal to the quotient obtained by dividing:
.

                      (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the Series A Preferred Stock, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock or upon exercise of rights or options to purchase any shares of stock of the corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the Series A Preferred Stock, and (z) an amount equal to the aggregate consideration received by the corporation upon such issue or sale by;

                      (ii) the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion or exchange based upon the conversion prices and exchange rates existing immediately prior to such issue or sale, of any obligations or of any shares of stock or upon exercise, of rights or options to purchase any shares of stock of the corporation outstanding immediately after such issue or sale.

For purposes of this subparagraph (f)4, the following provisions shall be applicable:

                      (A) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subparagraphs
(f)4(D)3 and (f)4(D)4, no adjustment of such Conversion Price pursuant to this subparagraph (f)4 shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                      (B) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                      (C) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                      (D) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                           1.   The aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (f)4(B) and (f)4(C)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                           2.   The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued and for consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs (f)4(B) and (f)4(C)).

                           3.   In the event of any change in the number of
shares of Common Stock deliverable or any increase in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based hereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                           4.   Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                      (E) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subparagraph (f)4(D)) by the corporation before or after the Purchase Date other than

                           1.   Common Stock issued pursuant to a transaction
described in subparagraph (f)l hereof,

                           2.   Shares of Common Stock issuable or issued to
directors, officers, employees or consultants of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation or the Compensation Committee thereof at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased by the corporation in connection with the termination of employment) does not exceed 7,400,000, or

                           3.   Common Stock issued or issuable upon
conversion of Preferred Stock.

           (g) Changes Affecting Series A. So long as any shares of Series A Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding, voting separately as a class, (1) alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock, (2) amend the provisions of this paragraph (g), or (3) create any new class or series of shares having preferences prior to the Series A Preferred Stock as to dividends or assets.

           (h) Status of Converted or Redeemed Stock. In case any shares of Series A Preferred Stock shall be converted or redeemed pursuant to paragraph
(b) or paragraph (e) hereof, the shares so converted or redeemed shall resume the status of authorized but unissued shares of preferred stock. Such shares shall reduce the number of authorized shares of Series A Preferred Stock and this Certificate of Designations, Preferences and Rights shall be appropriately amended to effect such reduction.

      2. Series B Preferred Stock. The second series of Preferred Stock shall comprise 1,500,000 shares and shall be designated "Series B Preferred Stock." The rights, preferences, privileges and restrictions granted to or imposed on the Series B Preferred Stock are as follows:

           (a)  Dividends.

                1. The holders of outstanding Series B Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, distributions (as defined below) at the rate of $0.10 per share of Series B Preferred Stock per annum, before any distribution is paid on the Common Stock. Each share of Preferred Stock shall rank on a parity with every other share of Preferred Stock, irrespective of series, with regard to distributions at the respective rates fixed for such series, and no distributions shall be declared or paid or set apart for payment on the Preferred Stock of any series unless at the time of a distribution, a distribution shall also be declared or paid or set apart for payment, as the case may be, on the preferred shares of each other series then outstanding. All such distributions shall be declared pro rata according to the respective dividend rates of each series. The right to all such distributions on the Series B Preferred Stock shall not be cumulative and no right shall accrue to holders of said shares by reason of the fact that distribution on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest. After distributions shall have been paid to or declared and set apart upon the Preferred Stock, at the respective rate for each series, for any one fiscal year of the corporation, if the Board of Directors elects to declare additional distributions out of any assets legally available therefor, such additional distributions shall be declared on all shares of Preferred Stock and Common Stock, with the amount of such distribution for each share of Preferred Stock equal to the amount of such distribution for one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date fixed for declaration of such distribution.

                2. For purposes of this paragraph (a), unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the corporation (other than redemptions set forth in Section (b) below or repurchases of Common Stock held by employees or consultants of the corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the corporation.

           (b)  Redemption.

                1. At any time after October 31, 1990 upon the approval of the Board of Directors or at such earlier time as may be approved in writing by the holders of at least a majority of the outstanding shares of Series B Preferred Stock and the Board of Directors, the corporation shall redeem all or a portion, as specified by such approval or in such writing, of the outstanding shares of the Series B Preferred Stock at the redemption price set forth in subparagraph
(b)2 below, provided that the corporation shall give written notice (the "Redemption Notice") by mail, postage prepaid, to the holders of the Series B Preferred Stock to be redeemed at least thirty (30) days, but no more than sixty
(60) days, prior to the date specified for redemption (the "Redemption Date"). The Redemption Notice shall be addressed to each such Stockholder at the address of such holder appearing on the books of the corporation or given by such holder to the corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the corporation is located. The Redemption Notice shall state the Redemption Date, the Redemption Price (as hereinafter defined), the number of shares of Series B Preferred Stock of such holders to be redeemed and the date of termination of the right to convert the shares of Series B Preferred Stock of such holder to Common Stock pursuant to paragraph (e) hereof and shall call upon such holder to surrender to the corporation on the Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each holder of shares of Series B Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the corporation (except that such number of shares shall be reduced by the number of shares which have been converted between the date of notice and date on which the conversion rights terminate as provided in Paragraph (e) below) at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, then the corporation shall redeem a pro rata portion from each holder of Series B

Preferred Stock according to the respective number of shares of Series B Preferred Stock held by such holder.

                2. The Series B Preferred Stock shall be redeemed at a cash price equal to One Dollar ($1.00) per share, together with all declared and unpaid dividends to and including the Redemption Date (the "Redemption Price"); provided, however, that payment of the Redemption Price shall be made only from funds of the corporation legally available therefor.

                3. Ten days prior to the Redemption Date, the corporation shall deposit the Redemption Price of all outstanding shares of Series B Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the Redemption Notice (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series B Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the corporation pursuant to this subparagraph (b)3 for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to paragraph (e) hereof no later than the close of business on the fifth day prior to the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any moneys deposited by the corporation pursuant to this subparagraph (b)3 remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series B Preferred Stock and payment of any bond requested by the corporation, to receive such monies but without interest from the Redemption Date.

                4. From and after the Redemption Date (unless default shall be made by the corporation in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue) the holders of the shares of the Series B Preferred Stock called for redemption shall cease to have any rights as stockholders of the corporation except the right to receive, without interest, the Redemption Price thereof as provided in subparagraph (b)3 above, and such shares shall not thereafter be transferred (except with the consent of the corporation) on the books of the corporation and shall not be deemed outstanding for any purpose whatsoever.

                5. There shall be no redemption of any shares of Series B Preferred Stock of the corporation where such action would be in violation of applicable law.

           (c)  Preference on Liquidation.

                1. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation:

                      (i) The holders of shares of the Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the corporation's Common Stock, an amount equal to Sixty-Five Cents ($0.65) per share of Series A Preferred Stock and One Dollar ($1.00) per share of Series B Preferred Stock, plus all declared and unpaid dividends thereon to the date fixed for distribution. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they shall be entitled, the holders of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                     (ii) After setting apart or paying in full the preferential amounts due the holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive an amount equal to $1.00 per share for each share of Common Stock held by them. If upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Common Stock the full amounts to which they shall be entitled, the holders of the Common Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                   (iii) After setting apart or paying in full the preferential amounts due the holders of the Preferred Stock and Common Stock, the remaining assets of the corporation available for distribution to stockholders, if any, shall be distributed to the holders of Preferred Stock and Common Stock, with the amount of such distribution for each share of Preferred Stock equal to the amount of such distribution for each share of Common Stock (each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets) multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the date fixed for such distribution.

                2. The merger or consolidation of the corporation into or with another corporation or the sale of all or substantially all of the assets of the corporation shall not be deemed to be a liquidation, dissolution or winding up of the corporation as those terms are used in this paragraph (c).

                3. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the corporation shall, within ten
(10) days after the date the Board of Directors  approves such action, or twenty
(20) days prior to any stockholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series B Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series B Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the corporation shall promptly give written notice to each holder of shares of Series B Preferred Stock of such material change.

                4. The corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten
(10) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 10-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series B Preferred Stock.

                5. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation which will involve the distribution of assets other than cash, the corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to the valuation of securities, the corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the corporation's outstanding Series B Preferred Stock). The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series B Preferred Stock of the appraiser's valuation.

           (d)  Voting.

                1. Except as otherwise required by law or by the certificate of incorporation of the corporation, the shares of Series B Preferred Stock shall be voted equally with the shares of the corporation's Common Stock at any annual or special meeting of stockholders of the corporation, or may act by written consent in the same manner as the corporation's Common Stock, upon the following basis: each holder of shares of Series B Preferred Stock shall be entitled to such number of votes for the Series B Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the corporation's Common Stock into which his shares of Series B Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                2. In addition to the rights specified in subparagraph (d)l, the holders of Series B Preferred Stock, voting separately as one class, shall have the exclusive and special right to elect one of the members of the Board of Directors of the corporation but shall not be entitled to vote for the remaining directors of the corporation. The special and exclusive voting right of the holders of the Series B Preferred Stock, voting separately as a class pursuant to this subparagraph (d)2, may be exercised by unanimous written consent in lieu of a meeting, or by a vote at any annual or special meeting of the stockholders of the corporation, or by a vote at a special meeting of the holders of Series B Preferred Stock called as provided below. The director to be elected by the holders of Series B Preferred Stock, voting separately as one class pursuant to this subparagraph (d)2, shall serve for a term extending from the date of his election and qualification until the time of the next succeeding annual meeting of stockholders and until his successor has been elected and qualified.

                3. If at any time the directorship to be filled pursuant to the special voting rights set forth in subparagraph (d)2 has been vacant for a period of ten days, the Secretary of the corporation shall, upon the written request of the holders of record of shares representing more than 10% of the outstanding voting power of the Series B Preferred Stock, call a special meeting of the holders of such class for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the corporation. If such meeting shall not have been called by the Secretary of the corporation within ten days after personal service of said written request on him, then the holders of record of shares representing at least 10% of the outstanding voting power of the Series B Preferred Stock may designate in writing one of their number to call such meeting at the expense of the corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such specified place. Any stockholder designated as above to call such meeting shall have access to the stock books of the corporation for the purpose of calling such meeting pursuant to these provisions.

                4. At any meeting held for the purpose of electing directors pursuant to the special voting rights set forth in subparagraph (d)2, the presence, in person or by proxy, of the holders of a majority of the Series B Preferred Stock then outstanding shall be required to constitute a quorum of such class. At such meeting or adjournment thereof, the absence of a quorum of one class shall not prevent the election of directors by the other class. In the absence of either or both of such quorums, the holders of a majority of the shares of the class of stock lacking a quorum, present in person or by proxy, shall have power to adjourn the meeting without notice other than announcement at the meeting.

           (e) Conversion Rights. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or before the fifth day prior to a Redemption Date established pursuant to the terms of paragraph (b) hereof (the "Conversion Period") into fully paid and non-assessable shares of Common Stock of the corporation. Each share shall automatically be converted into fully paid and non-assessable shares of Common Stock of the corporation at any time during the Conversion Period immediately upon the closing of a sale of the corporation's Common Stock with an aggregate offering price of at least Five Million Dollars ($5,000,000) and an offering price per share of at least Five Dollars ($5.00), as adjusted by any stock split, stock dividend or other recapitalization of the outstanding shares of Common Stock, in an underwritten registered public offering. Each share of Series B Preferred Stock shall be valued at One Dollar ($1.00) for purposes of such optional or automatic conversion, notwithstanding any accrued but unpaid dividends. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing the value thereof ($1.00) by the Conversion Price determined as hereinafter provided in effect at the time of the conversion.

                1. The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series B Preferred Stock shall be $1.00 subject to adjustment as provided in paragraph
(f) hereof.

                2. The holder of any shares of Series B Preferred Stock may exercise the conversion rights during the Conversion Period as to such shares or any part thereof by delivering to the corporation during regular business hours, at the office of any transfer agent of the corporation for the Series B Preferred Stock, or at the principal office of the corporation or at such other place as may be designated by the corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the corporation shall issue and deliver to, or upon the written order of (subject to any restrictions in any agreement between the holder and the corporation), such holder, at such office or other place designated by the corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph (e)3 below. The holder shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the corporation are closed on the date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series B Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to, or upon the written order of (subject to any restrictions in any agreement between the holder and the corporation), the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered. If the conversion is in connection with an underwritten offering, such conversion will not be deemed to have occurred until immediately prior to the closing of such sale of securities.

                3. No fractional shares of Common Stock or script shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest, the value of which shall be determined in good faith by the Board of Directors of the corporation.

                4. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                5. The corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series B Preferred Stock from time to time outstanding. The corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of convertible Series B Preferred Stock at the time outstanding.

                6. All shares of Common Stock which may be issued upon conversion of the shares of Series B Preferred Stock will upon issuance by the corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

                7. All certificates of the Series B Preferred Stock surrendered for conversion shall be appropriately cancelled on the books of the corporation.

           (f)  Adjustment of Conversion Prices.

                1. In case the corporation shall at any time split or subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Conversion Price in effect immediately prior to such split or subdivision or the issuance of such dividend shall be proportionately decreased, and in case the corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

                2. In case of any capital reorganization or any reclassification of the capital stock of the corporation or in case of the consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

                3.    In case:

                      (i) the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                      (ii) the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                      (iii)of any capital reorganization of the corporation, reclassification of the capital stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the corporation with or into another corporation or conveyance of all or substantially all of the assets of the corporation to another corporation;

then, and in any such case, the corporation shall cause to be mailed to the transfer agent for the Series B Preferred Stock, and to the holders of record of the outstanding Series B Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger or conveyance is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger or conveyance.

                4. If the corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing the total computed under clause
(x) below by the total computed under clause (y) below as follows:

                      (x)  an amount equal to the sum of

                           (1)  the aggregate purchase price of the shares of
the Series B Preferred Stock sold pursuant to that Series B Preferred Stock Purchase Agreement between the corporation and the investors named therein dated on or around October 10, 1985 (the "Stock Purchase Agreement"), plus

                           (2)  the aggregate consideration, if any, received by
the corporation for all Additional Stock issued since the date of the Stock Purchase Agreement (the "Purchase Date");

                      (y)  an amount equal to the sum of

                           (1)  the aggregate purchase price of the shares of
Series B Preferred Stock sold pursuant to the Stock Purchase Agreement divided by the Conversion Price for such shares in effect at the Purchase Date (or such higher or lower Conversion Price for such series as results from the application of subparagraphs f(l) and f(2) and assuming that this Certificate in effect as of the Purchase Date) plus

                           (2)  the number of shares of Additional Stock issued
since the Purchase Date (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of any stock splits, stock dividends, combinations, capital reorganizations or reclassifications).

For purposes of this subparagraph (f)4, the following provisions shall be applicable:

                      (A) No adjustment of the Conversion Price for the Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subparagraphs (f)4(D)3 and (f)4(D)4, no adjustment of such Conversion Price pursuant to this subparagraph (f)4 shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                      (B) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the corporation for any issuance and sale thereof.

                      (C) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                      (D) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                           1.   The aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (f)4(B) and (f)4(C)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                           2.   The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued and for consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs (f)4(B) and (f)4(C)).

                           3.   In the event of any change in the number of
shares of Common Stock deliverable or any increase in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provision thereof, the Conversion Price of the Series B Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                           4.   Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                      E. "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subparagraph (f)4(D)) by the corporation before or after the Purchase Date other than

                           1.   Common Stock issued pursuant to a transaction
described in subparagraph (f)l hereof,

                           2.   Shares of Common Stock issuable or issued to
directors, officers, employees or consultants of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation or the Compensation Committee thereof at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased by the corporation in connection with the termination of employment for the same or lesser price than the price at which such shares were issued) does not exceed 5,950,000,

                           3.   Common Stock issued or issuable upon
conversion of Series B Preferred Stock, or

                           4.   Common Stock issued or issuable upon
conversion of a maximum of 2,660,577 shares of Series A Preferred Stock.

           (g) Changes Affecting Series B. So long as any shares of Series B Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series B Preferred Stock outstanding, voting separately as a class, (l) alter or change any of the powers, preferences, privileges or rights of the Series B Preferred Stock, (2) amend the provisions of this paragraph (g), (3) create any new class or series of shares having preferences prior to or being on a parity with the Series B Preferred Stock as to dividends or assets, (4) increase the authorized number of shares of Series B Preferred Stock, (5) sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of its assets (other than for the purposes of securing payment of any contract or obligation), or (6) merge or consolidate with or into any other corporation except into or with a wholly owned subsidiary.

           (h) Status of Converted or Redeemed Stock. In case any shares of Series B Preferred Stock shall be converted or redeemed pursuant to paragraph
(b) or paragraph (e) hereof, the shares so converted or redeemed shall resume the status of authorized but unissued shares of preferred stock. Such shares shall reduce the number of authorized shares of Series B Preferred Stock and this Certificate of Determination shall be appropriately amended to effect such reduction.

      RESOLVED FURTHER, that the President or any Vice president, and the Secretary or any Assistant Secretary, of this corporation be, and they hereby are, authorized and directed to execute, acknowledge, file and record a certificate of determination of preferences in accordance with the foregoing resolutions and the provisions of California law.

      3. The authorized number of shares of Series A Preferred Stock is 2,660,557 none of which has been issued. The authorized number of shares of Series B Preferred Stock is 1,500,000 none of which has been issued.

      IN WITNESS WHEREOF, said CHIPS AND TECHNOLOGIES, INC. has caused this Certificate of Designations, Preferences and Rights of Series A and Series B Preferred Stock to be duly executed by its President and attested to by its Secretary, and has caused its corporate seal to be affixed thereto, this 11th day of September, 1986.

                                          _____________________________
                                          Gordon A. Campbell, President



                                          ______________________________
                                          Gary P. Martin, Secretary

                     AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger Agreement") is made as of August 28, 1986 by and between CHIPS AND TECHNOLOGIES, INC., a California corporation ("Chips California") and, CHIPS AND TECHNOLOGIES, INC., a Delaware corporation and a wholly-owned subsidiary of Chips California ("Chips Delaware").

                               RECITALS

      A. The Board of Directors of Chips California and the Board of Directors of Chips Delaware deem it advisable that Chips California merge into Chips Delaware pursuant to the Delaware General Corporation Law (the "Delaware Law") and the California Corporations Code (the "California Law"), and the Board of Directors of each of such corporations has approved this Agreement.

      B. The Board of Directors of Chips California has directed that this Agreement be submitted to a vote of Chips California shareholders at the 1986 Annual Meeting of Shareholders to be held prior to the consummation of the transaction described herein.

      C. The Board of Directors of Chips Delaware has directed that this Agreement be submitted to its sole shareholder, Chips California, and said sole shareholder is expected to adopt and approve this Agreement by written consent.

      NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Chips California shall merge into Chips Delaware on the following terms, conditions and other provisions:

                       I.  TERMS AND CONDITIONS

      1.1 Merger. Chips California shall be merged with and into Chips Delaware, and Chips Delaware shall be the surviving corporation (the "Merger"), effective upon the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of California and with the Secretary of State of the State of Delaware (the "Effective Date").

      1.2  Effect of Merger.

           (a) On the Effective Date, the separate corporate existence of Chips California shall cease, and the corporate existence of Chips Delaware, as governed by the Delaware Law, shall continue unimpaired and unaffected by the Merger. Chips Delaware shall succeed to all of the rights, privileges, powers and property of Chips California in the manner provided in and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

           (b) On the Effective Date, each share of each class of Chips California capital stock issued and outstanding shall be converted by reason of the Merger and without any action on the part of the holders thereof into and become one share of Chips Delaware capital stock of the same class. The shares of Chips California Stock so converted shall cease to exist as such and shall exist only as shares of Chips Delaware capital stock.

      1.3 Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the capital stock of Chips California shall be deemed for all purposes to evidence ownership of and to represent the shares of Chips Delaware into which the shares of Chips California represented by such certificates have been converted as herein provided. The registered owner on the books and records of Chips California or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Chips Delaware or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Chips Delaware evidenced by such outstanding certificate as above provided.

      1.4 Options. Upon the Effective Date, Chips Delaware will assume and continue the 1985 Stock Option Plan of Chips California and the outstanding and unexercised portions of all options to buy Common Stock of Chips California shall become options for the same number of shares of Common Stock of Chips Delaware with no other changes in the terms of conditions of such options, including exercise prices.

            II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

      2.1 Chips Delaware Certificate of Incorporation and By-laws. The Certificate of Incorporation of Chips Delaware, as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of Chips Delaware until further amended in accordance with the provisions thereof and applicable law. The By-laws of Chips Delaware, as amended and in effect on the Effective Date, shall continue to be the By-laws of Chips Delaware without change or amendment until further amended in accordance with the provisions thereof and applicable law.

      2.2 Chips Delaware Directors and Officers. The directors of Chips Delaware shall continue in office for their current terms and until their successors are elected and qualified, or until their death, resignation or removal. The officers of Chips Delaware shall remain officers of Chips Delaware on the Effective Date and shall serve at the pleasure of the Board of Directors.

                      III.  CONDITIONS TO MERGER

      3.1 Conditions. The consummation of the Merger and the other transactions contemplated by this Agreement is subject to approval by the shareholders of Chips California prior to the Effective Date.

                          IV.  MISCELLANEOUS

      4.1 Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Chips California, notwithstanding approval of this Merger Agreement by the shareholders of Chips California.

      4.2 Amendment. At any time before the Effective Date, this Merger Agreement may be amended, modified or supplemented by the Board of Directors of the parties hereto, notwithstanding approval of this Merger Agreement by the shareholders of Chips California, provided, however, that no such amendment, modification or supplement not approved by the shareholders changes any of this Agreement's principal terms.

      4.3 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

      IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of each of the parties hereto, is hereby executed on behalf of each of said corporations and attested by their respective officers thereunto duly authorized.

                                      CHIPS AND TECHNOLOGIES, INC.
                                      A California corporation


                                      By: __________________________
                                          Gordon Campbell, President


                                      ATTEST:


                                      _________________________
                                      Gary P. Martin, Secretary


                                      CHIPS AND TECHNOLOGIES, INC.
                                      A Delaware Corporation


                                      By: __________________________
                                          Gordon Campbell, President


                                      ATTEST:


                                      _________________________
                                      Gary P. Martin, Secretary

                       CERTIFICATE OF SECRETARY

                                  OF

                     CHIPS AND TECHNOLOGIES, INC.

                       (A Delaware Corporation)



      I, Gary Martin, the Secretary of Chips and Technologies, Inc., hereby certify that the Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of the Corporation by the President and Secretary under the corporate seal of said Corporation, was duly approved and adopted by the sole stockholder of the Corporation by written consent dated September 11, 1986.

      Witness my hand and seal of said Corporation this 11th day of September, 1986.


                                          _________________________
                                          Gary P. Martin, Secretary

                     CHIPS AND TECHNOLOGIES, INC.

                              CERTIFICATE
                OF DESIGNATION, PREFERENCES AND RIGHTS
                         OF THE TERMS OF THE
                       SERIES A PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware


      We, Gordon A. Campbell, President and Chief Executive Officer, and Nancy Dusseau, Secretary, of Chips and Technologies, Inc., organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on July 10, 1992, adopted the following resolution creating a series of Preferred Stock designated as Series A Preferred Stock:

      RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"), $0.01 par value per share, and the number of shares constituting such series shall be 510,780.

      Section 2.   Dividends   and   Distributions.   No   dividends  or  other
distributions shall be made with respect to the Corporation's Common Stock, unless such dividend or distribution is also made in equal amounts based on the then effective Conversion Rate with respect to the Series A Preferred Stock.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

           (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of stockholders entitled to vote on such matters, to vote on all matters submitted to a vote of the stockholders of the Corporation.

           (B) Except as otherwise provided herein, in the Certificate of Incorporation or Bylaws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

           (C) Except as set forth herein, in the Certificate of Incorporation and in the Bylaws, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      Section 5.  Liquidation, Dissolution or Winding Up.

           (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of Common Stock, the amount for each share of Series A Preferred Stock then held by them equal to $4.64. If upon the occurrence of such event of liquidation, dissolution or winding up, the assets and property legally available to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation remaining legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock.

           (B) For purposes of this Section 5, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation. The valuation of any securities or other property other than cash received by the Corporation in any transaction covered by this subparagraph (B) shall be computed at the fair value thereof at the time of receipt as determined in good faith by the Board of Directors.

           (C) The holders of Series A Preferred Stock shall have no priority or preference with respect to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

      Section 6. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

      Section 7. Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights and have the benefit of all other rights of holders of Series A Preferred Stock. All payments made with respect to fractional shares hereunder shall be rounded to the nearest whole cent.

     Section 8. Conversion. The holders of the Series A Preferred Stock shall have conversion rights (the "Conversion Rights") as follows:

           (A) Each share of Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock at the initial conversion rate of one fully paid and nonassessable share of Common Stock for each share of Series A Preferred Stock, subject, however, to the adjustments described below. (The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate.")

           (B) At the time there are less than [a majority] shares of Series A Preferred Stock outstanding, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate.

           (C) No fractional shares of Common Stock shall be issued upon conversion of Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the ratio of (i) $4.64, and (ii) the then effective Conversion Rate for such Series A Preferred Stock. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subparagraph (B) the outstanding shares of Series A Preferred Stock, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

           (D) The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, or in the case of automatic conversion on the date specified in paragraph (B) above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

           (E) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

           (F) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Certificate of Incorporation.

      Section 9.  Adjustments to Conversion Rate.

           (A) In the event the Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Series A Preferred Stock, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

           (B) In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate by a fraction,

                (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

                (ii) the  denominator  of which  shall be the  total  number  of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to this subparagraph
(B) as of the time of actual payment of such dividends or distribution; (B) if such Common Equivalents provide, with the passage of time or otherwise for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof, the Conversion Rate shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; and (C) upon the expiration of any rights or conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate computed upon the original issue thereof shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents.

           (C) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred against impairment.

           (D) Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any series pursuant to this Section 9, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred

Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

           (E) In the event that the Corporation shall propose at any time:

                (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock at least ten (10) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and in the case of the matters referred to in (iii) and (iv) above, at least ten (10) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Each such notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation.

      Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock voting together as a single class.

      IN WITNESS WHEREOF, we have executed and subscribed this Certificate and od affirm the foregoing as true under the penalties of perjury this day of May, 1993.



                                      ____________________________________
                                      Gordon A. Campbell,
                                      President and Chief Executive Officer

Attest:



________________________
Nancy Dusseau, Secretary